Exhibit 99.1

VIASPACE SUBSIDIARY COMPLETES PROTOTYPE CARTRIDGES FOR CATALYTIC DEVICES INTERNATIONAL

PASADENA, CA.—August 9, 2006—VIASPACE Inc. (OTC.BB: VSPC), a company that works to transform proven space and defense technologies from NASA and the Department of Defense into hardware and software solutions, announced today that its subsidiary, Direct Methanol Fuel Cell Corporation (DMFCC), has successfully completed the design, production and test of prototype fuel cell cartridges under its contract with Catalytic Devices International, LLC (CDI) of Pleasanton California. CDI is developing innovative heaters based on the catalytic decomposition of methanol into water vapor, carbon dioxide and heat without burning. CDI heaters are flexible and can be embedded in many applications including winter clothing, boots, sleeping bags and tents.

“CDI heaters require a methanol fuel cartridge, and we are delighted with the design and prototype cartridges, produced by DMFCC. We were able to successfully leverage the design and safety certification expertise that DMFCC had already gained in developing methanol cartridges for the fuel cell industry. We look forward to continued work with DMFCC in taking the cartridge design to the next step needed for full production and market acceptance.” stated Cliff Welles, CEO of Catalytic Devices International.

Dr. Carl Kukkonen, CEO of VIASPACE, said, “DMFCC’s slogan has been ‘packaging fuel for the fuel cell industry.’ CDI was a new business opportunity outside the fuel cell industry that we previously had not known about. DMFCC has provided CDI with a custom cartridge solution, delivered prototypes and passed the agreed tests, all within schedule commitments. We look forward to continuing the relationship with CDI for production and market entry of their fuel cell cartridges.”

Direct Methanol Fuel Cell Corporation focuses on producing disposable fuel cartridges containing liquid fuels, such as methanol, to provide the energy source for laptop computers, cell phones and other portable electronic devices powered by direct methanol fuel cells. These fuel cell powered devices are expected to be introduced into the marketplace by major electronic product manufacturers in 2007.

About VIASPACE: Founded in 1998 with the objective of transforming proven space and defense technologies from NASA and the Department of Defense into hardware and software solutions that solve today’s complex problems, VIASPACE benefits from important patent and software licenses from Caltech, which manages NASA’s Jet Propulsion Laboratory. For more information, please see www.VIASPACE.com, or contact Dr. Jan Vandersande, Director of Communications at 800-517-8050, or IR@VIASPACE.com.

About Catalytic Devices International LLC.:
Catalytic Devices International, LLC, founded by C. G.Welles in 2001 has developed and is bringing to market in 2007 a unique and highly innovative, portable, heat-on-demand product by implementing CDI’s advanced catalytic oxidation technology. Through the use of a direct methanol conversion process, analogous to micro fuel cell techniques, heat energy is efficiently extracted and applied to a variety of end uses. The technology is a collection of groundbreaking, proprietary, patented techniques and processes. It allows, for the first time, a truly cost-effective, high energy density, personal heat source that can be implemented into a wide variety of applications, including clothing, boots, gloves, tents, sleeping bags, ground covers, insulated food storage, camping stoves, diving suits, and medical equipment. For more information, please contact Cliff Welles, CEO, at 925-460-3860 or e-mail to cwelles@pacbell.net.

Press contact: Carl Kukkonen 626-768-3360
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This news release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to future events or our future performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. The risks are outlined in our periodic filings with the U.S. Securities and Exchange Commission, as well as general economic and business conditions, the ability to acquire and develop specific projects, the ability to fund operations and changes in consumer and business consumption habits and other factors over which VIASPACE has little or no control.